Exhibit 99.4

DEPOMED, INC.

CORPORATE GOVERNANCE GUIDELINES

Adopted by the Board of Directors of Depomed, Inc.
(as amended and restated through May 17, 2017)

The Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) has adopted the following Corporate Governance Guidelines (these “Guidelines”) to assist the Board in the exercise of its responsibilities.  These Guidelines, together with the Articles of Incorporation and Bylaws of the Company, and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board, provide the framework for the governance of the Company.

The Nominating and Corporate Governance Committee will review these Guidelines and other aspects of the Company’s governance as necessary, but no less than annually, and will report to the full Board the Nominating and Corporate Governance Committee’s findings and recommendations.  If necessary, these Guidelines will be revised and updated by the Board based on the recommendations of the Nominating and Corporate Governance Committee.

1.              Role of the Board and Management

The Board establishes broad corporate policies, sets strategic direction and oversees management, which is responsible for the Company’s operations.  The Company’s business is conducted by its officers, managers and employees, under the direction of the chief executive officer (the “CEO”) and the oversight of the Board, to enhance the long-term value of the Company for its shareholders.  The Board is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served.

Directors are expected to exercise their business judgment to act in good faith, on an informed basis and in what they reasonably believe to be in the best long-term interests of the Company and its shareholders.  The Board is responsible for exercising all powers specifically conferred upon the Board by the Articles of Incorporation and Bylaws of the Company, as either may be amended from time to time, or by virtue of any applicable law or regulation.

2.              Management Selection and Oversight

The Board selects the CEO of the Company. The CEO selects executive management in consultation with the Board.  The CEO may select non-executive management consistent with any authority delegated by the full Board.

Together, the CEO and executive management are charged with the day-to-day conduct of the Company’s business.  The Board acts as an advisor and counselor to the CEO and executive management and ultimately monitors their activities and their performance.  Both the Board and executive management recognize that the long-term interests of shareholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, patients, payors, vendors, partners, suppliers, communities, government officials and the public at large.

3.              Chairman of the Board and CEO

It is the policy of the Company that (i) the positions of Chairman of the Board (the “Chairman”) and CEO be held by separate persons and (ii) the position of Chairman be held by an independent director.

4.              Director Responsibilities

In addition to its general oversight of management, the Board, acting itself or through one or more of its committees, performs a number of specific functions, including:

A.            Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

B.            Providing counsel and oversight on the selection, evaluation, development and compensation of executive management;

C.            Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

D.            Assessing major risks facing the Company, and reviewing options for their mitigation; and

E.             Ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with employees, patients, payors, vendors, partners, suppliers, communities, government officials and the public at large, and the integrity of relationships with other stakeholders.

5.              Meeting Attendance and Preparation; Confidentiality

Regular meetings of the Board are held a minimum of four times a year.  Special meetings may be called from time to time as determined by the needs of the business.  Each director is expected to attend all meetings of the Board and of committees to which he or she is appointed, and all annual shareholder meetings.

Directors are expected to carefully review Board and committee meeting agendas and related materials in advance of meetings so they may participate in an informed manner.  Attendance in person is highly preferable for regularly scheduled full Board meetings.  Occasional attendance via communications equipment is acceptable when needed due to extenuating individual circumstances.

Information learned in connection with or during the course of service on the Board is to be held confidential and used solely in furtherance of the Company’s business.  Maintaining confidentiality of such information is imperative to protecting the Company’s interests, and it also promotes open and effective communications among Board members and between the Board and members of management.

6.              Director Qualification Standards

The Company’s core purpose is to enhance the lives of the patients, families, physicians, payors and providers it serves, as supported by the Company’s core values of common purpose, integrity, teamwork, agility and accountability.  Directors should reflect these core values, possess the highest personal and professional ethics, and be committed to representing the long-term interests of the shareholders.  Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment.  The Company endeavors to have a Board representing diverse experience at policy-making levels in areas that are relevant to the Company’s activities.  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.  Further information concerning director qualification standards will be provided in the Director Nomination Protocol that is attached to and made a part of the charter of the Nominating and Corporate Governance Committee of the Board.

7.              Independence of Directors

It is a policy of the Company that at least two-thirds of the directors must be independent directors as defined under the rules of the Nasdaq Global Market (“Nasdaq”).  Historically, transactions of any kind between the Company and its directors have been infrequent and immaterial, and the Company intends to encourage its outside directors to continue to limit their contacts with the Company.  Nevertheless, the Company will, in any event, comply with the applicable independence standards of Nasdaq.  In accordance with the listing standards of Nasdaq, a director is “independent” if he or she is not an executive officer or employee of the Company, and the Board affirmatively determines that such director does not have any relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and the director meets the bright-line independence standards promulgated by Nasdaq in its listing standards.  Independence recommendations will be made on an annual basis by the Nominating and Corporate Governance Committee at the time that the Board approves director nominees for inclusion in the proxy statement or at any time a director joins the Board between annual meetings.  The Board will broadly consider all relevant facts and circumstances in determining director independence.

Members of the Company’s Audit Committee must satisfy the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended from time to time.  Additionally, in accordance with Nasdaq listing standards, when determining the independence of members of the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with Compensation Committee duties, including, but not limited to, consideration of the sources of compensation of Compensation Committee members, including any consulting, advisory or other compensatory fees paid by the Company, and whether any Compensation Committee member is affiliated with the Company or any of its subsidiaries or affiliates.

The Company will not make any personal loans or extensions of credit to directors or executive management.  All directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

8.              Size of Board and Selection Process

The directors are elected each year by the shareholders at the annual meeting of shareholders.  The Board proposes a slate of nominees to the shareholders for election to the Board.  The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board.  The Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation or for any other reason.  Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to the Secretary of the Company in accordance with the deadlines and procedures indicated in the proxy statement for the annual meeting of shareholders.  Between annual shareholder meetings, the Board may elect directors to serve until the next annual meeting.  The Board also determines the number of directors on the Board.  The Board believes that, given the size and breadth of the Company and the need for diversity of board views, the size of the Board should be in the range of five to nine directors.  The Board annually reviews the appropriate size of the Board.

9.              Board Committees

The Board currently has established the following standing committees to assist the Board in discharging its responsibilities: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee.  The Board determines the responsibilities of each of the committees from time to time.  The duties for each of these committees are outlined in the committee charters, which are published on the Company’s corporate website.  The committee chairs report the highlights of their meetings to the full Board following each meeting of the respective committees.  The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are made up entirely of independent directors.  From time to time, the Board may provide for such other standing committees or special committees as may be necessary to carry out its responsibilities.

10.       Meetings of Non-Employee Directors

The Board will meet in executive session of independent directors without management present at least four times a year on the same day as the regularly scheduled Board meetings.  Such sessions will be led by the Chairman.  The Chairman will (i) approve Board meeting agendas, including approving meeting schedules to assure that there is sufficient time for discussion of all agenda items, and other information sent to the Board, (ii) advise the committee chairs with respect to agendas and information needs relating to committee meetings, (iii) have the authority to call meetings of independent directors as he or she deems appropriate and (iv) and perform other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities.  The identity of the Chairman will be stated in the proxy statement for the Company’s annual meeting of shareholders.  The independent directors may meet without management present at any other times as determined by the Chairman, if applicable.

11.       Continuing Director Education and Orientation

Directors are encouraged to participate in continuing educational opportunities that enhance their ability to fulfill their duties and remain informed about industry conditions affecting the Company.  The Company will pay the reasonable costs of attendance by a director at external programs.  Where possible, directors are encouraged to allocate reimbursement of such costs among the various boards on which they serve.

In addition, the Company’s General Counsel and the Chief Financial Officer will be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.  Each new director will, within six months of election to the board, receive a personal briefing by executive management on the Company’s strategic plans, financial statements, and key policies and practices.

12.       Authorized Spokespersons; Communicating with Directors and Shareholders

Generally, the Company’s management should speak for the Company with outsiders, including the general public, institutional investors, analysts, shareholders and the press.  The Company’s authorized spokespersons include the CEO, CFO and their designees.  Non-management directors should generally refer all inquiries from outsiders to the CEO or CFO.  Where comments from the Board are appropriate, they should in most circumstances come from the Chairman after consultation with executive management.  Notwithstanding the foregoing, in fulfillment of their fiduciary duties, non-employee directors have the right to directly hear from and communicate with shareholders, provided that any such communications shall be subject to applicable securities laws, including Regulation FD.

In general, shareholders may communicate directly with the Board of Directors, the Chairman, or non-employee directors as a group, by following the Shareholder Communication Procedures that are approved by the Company’s independent directors and posted on the Company’s corporate website.  Anyone who has a concern about the Company’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern using the Shareholder Communication Procedures or by following the confidential process established for submission of employee complaints about accounting or auditing matters.  Concerns relating to accounting, internal controls, auditing or executive management conduct will be sent immediately to the chair of the Audit Committee and will be simultaneously reviewed and addressed by the Company’s internal auditor in the same way that other concerns are addressed by the Company.  The Company’s Code of Business Conduct and Ethics (the “Code”) prohibits the Company and its employees from retaliating or taking any adverse action against anyone who in good faith raises or helps to resolve an integrity concern.

13.       Term Limits and Retirement Age

The Board does not believe in automatic re-nomination of directors. The Board self-evaluation process described below will be an important determinant for board tenure.  Directors will not be nominated for election to the Board after their 72nd birthday, except when the full Board determines that special circumstances exist.  The Nominating and Corporate Governance Committee reviews the effectiveness of each director in deciding whom to recommend to the full Board for nomination.

14.       Directors Who Change Their Job Responsibilities; Conflicts of Interest; Potential Independence Change

Directors who are members of Company management will offer to resign from the Board upon their resignation, removal or retirement as officers of the Company.

When a non-employee director substantially changes his or her principal occupation or business association, or when a director becomes aware of personal circumstances that (i) are likely to reflect materially and adversely on the Company or the director, or (ii) are likely to materially affect the ability of the director to serve as a director of the Company, the director is expected to offer his or her resignation to the Chairman and the chair of the Nominating and Corporate Governance Committee.  The Chairman and chair of the Nominating and Corporate Governance Committee will evaluate the offer of resignation and the propriety of continued service on the Board in light of the change or circumstances, and will recommend to the Board the action, if any, to be taken with respect to the offer of resignation.  The director will be expected to act in accordance with any request made by the Board. Directors should also offer their resignation in writing upon leaving the Board for any reason.

If an actual or potential conflict of interest arises for a director, or if a non-employee director who has been deemed an “independent director” believes there has been or may be a change to his or her independent status, the director will promptly inform the Chairman and the chair of the Nominating and Corporate Governance Committee.  The Chairman and chair of the Nominating and Corporate Governance Committee will coordinate an analysis and appropriate review in light of the circumstances, which may include action by the Nominating and Corporate Governance Committee or full Board.  The director will be expected to act in accordance with any request made by the Board.

15.       Service on Multiple Boards of Directors

Non-employee directors should not serve on more than four other boards of public companies in addition to the Company’s board.  No member of the Audit Committee of the Board should simultaneously serve on the audit committee of more than three public companies, including the Company’s.  Moreover, the Board and the Nominating and Corporate Governance Committee will take into account the nature and time involved in the directors’ service on other boards in evaluating the suitability of directors.

The Board encourages the CEO to serve on the board of directors of one other company, with service on an additional company board subject to the Nominating and Corporate Governance Committee’s discretion.

Directors must advise the Chairman and the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on the board of directors or audit committee of another company.  If the Chairman and the chair of the Nominating and Corporate Governance Committee determine that a conflict may exist or that such service may interfere with the director’s ability to fulfill his or her duties to the Company, they will convene the Nominating and Corporate Governance Committee to consider the matter.  If recommended by the Nominating and Corporate Governance Committee, directors are expected to decline such proposed invitation or appointment, or else resign from the Board.

16.       Annual Performance Evaluation of the Board

The Board led by the Chairman and each of the committees will perform an annual self-evaluation.  The directors will be requested to provide their assessments of the effectiveness of the Board and the committees on which they serve.  The individual assessments will be organized and summarized for discussion with the Board and the committees.  The Nominating and Corporate Governance Committee will oversee the self-evaluation processes, summarize the results of the evaluations and present the results to the Board.  In addition to the annual self-evaluations, no less often than every two years, the Board will undergo an in-depth evaluation of its overall effectiveness, conducted by an independent facilitator.

17.       Evaluation of the CEO

The independent directors led by the Chairman of the Compensation Committee shall perform an annual evaluation of the CEO in executive session of the independent directors.  The evaluation shall be based on a broad range of criteria and shall include input from members of executive management.  The evaluation process shall assess, among other things, the CEO’s leadership and management of the Company and his or her relationship with the Company’s stakeholders.  The evaluation process shall also address objective criteria, including the performance of the business, accomplishment of long-term strategic objectives and development of management succession.

18.       Setting the Board and Committee Agenda

The Chairman sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically for review and decision.  The Chairman, or committee chair as appropriate, will determine the nature and extent of information to be provided regularly to the directors before each regularly scheduled Board or committee meeting.  Board and committee materials relating to agenda items are provided to directors sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting.  Any member of the Board may make suggestions to the Chairman, or appropriate committee chair, at any time that an item be included on the agenda, or that information be included in pre-meeting materials.

19.       Director Compensation

Directors who are also employees of the Company do not receive additional compensation for serving on the Board.  The Compensation Committee has the responsibility for recommending to the Board compensation and benefits for non-employee directors.  In discharging this duty, the Compensation Committee will be guided by three goals: compensation should fairly pay directors for work required in a company of the Company’s size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be adequate to enable the Company to attract and retain well-qualified directors.  The Compensation Committee reviews the compensation of directors periodically.

20.       Management Succession Plan

The Board shall designate the appropriate committee of the Board, in consultation with the Chairman, to approve and maintain a succession plan for the CEO and executive management.  The CEO annually provides to the chair of such committee an assessment of senior managers and of their potential to succeed him or her.  He or she also provides an assessment of persons considered potential successors to certain executive management positions.

21.       Annual Compensation Review of the CEO and Executive Management

The Compensation Committee will annually review and approve the goals and objectives for compensating the CEO.  In consultation with the Chairman, the Committee will evaluate the CEO’s performance in light of these goals and objectives before recommending to the Board for approval the CEO’s compensation, including salary, grants of cash and equity awards, and other incentive compensation.  The Committee will also annually review and approve the compensation structure for the Company’s executive management, and will evaluate the performance of the Company’s executive management, in light of the CEO’s evaluation of their performance, before reviewing and approving their salary, grants of cash and equity awards, and other incentive compensation.

22.       Director Access to Executive Management

Board members shall have complete and independent access to executive management.  Board members shall use sound business judgment to ensure that such contact is not distracting, and if in writing, shall be copied to the CEO and the Chairman.  At the invitation of the Board, members of executive management recommended by the CEO or the Chairman may attend Board meetings or portions of meetings to participate in discussions.

23.       Director Access to Independent Advisors

The Board and its committees have the right at any time to retain independent outside financial, legal, accounting or other advisors.

24.       Risk Oversight

The Board shall oversee the establishment and maintenance of the Company’s risk management processes.  The Board may delegate primary responsibility for oversight of specific risks to any one or more of its committees.

25.       Stock Ownership Guidelines

Directors are subject to stock ownership guidelines established by the Nominating and Governance Committee.

26.       Code of Business Conduct and Ethics

All Company employees, executive management and directors, including the principal executive officer and principal financial officer, are required to abide by the Code to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code covers conflicts of interest; corporate opportunities; confidentiality; compliance with laws, rules and regulations; and fair dealing; and encourage the reporting of any illegal or unethical behavior, among other things.  The Code is posted on the Company’s corporate website.  The Board expects the Company directors, as well as executive management and employees, to act ethically at all times and to adhere to the Code.  The Sarbanes-Oxley Act of 2002 also requires companies to have procedures to receive, retain and treat employee complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  The Company currently has procedures in place, and a description of the procedures is posted on the Company’s corporate website.  The Company’s Audit Committee oversees treatment of employee concerns in this area.

27.       Review of Corporate Governance Guidelines

The Nominating and Corporate Governance Committee will review these Guidelines from time to time and recommend to the full Board for its consideration and adoption any amendments to these Guidelines.